UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2015

Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 4, 2015, Heritage Oaks Bancorp (the “Company”) completed the purchase, after being the successful bidder in a public auction, of trust preferred securities issued by Heritage Oaks Capital Trust II (“Trust”) with an original face value of $3.0 million. The purchase was at 85% of par, or $2.55 million plus accrued and unpaid interest. The Trust is a statutory business trust, and is a wholly-owned, non-financial, non-consolidated subsidiary of the Company.

In connection with the transaction, the Company will retire $3.0 million of floating rate junior subordinated debt due August 2037 (variable 3-month LIBOR+1.72%) and expects to recognize a gain of approximately $450,000 before taxes in connection with the retirement. Upon retirement of the debt, the Trust will have approximately $5.25 million remaining outstanding.

The Company used internal resources to fund the purchase. The proceeds from the partial redemption of the debentures will be applied to redeem a proportionate amount of the trust preferred securities and the Trust’s common securities.

Item 9.01.     Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015

Heritage Oaks Bancorp

By:	/s/Lonny D. Robinson
Lonny D. Robinson
Executive Vice President, Chief Financial Officer